UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2023

ICONIC SPORTS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40953 (Commission File Number)	98-1596288 (I.R.S. Employer Identification No.)

190 Elgin Avenue George Town, Grand Cayman KY1-9008 Cayman Islands (Address of principal executive offices)		KY1-9008 (Zip Code)

+44 (0) 2703 93702

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ICNC.U	New York Stock Exchange
Class A ordinary shares included as part of the Units	ICNC	New York Stock Exchange
Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ICNC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 8.01.	Other Events.

On August 26, 2023, Iconic Sports Acquisition Corp. (the “Company”) approved the second one-month extension of the time period during which the Company may consummate an initial business combination (such time period, the “Business Combination Period”). In connection with this extension of the Business Combination Period to September 26, 2023 (the “Extension”), the Company drew an aggregate of $120,000 (the “Extension Funds”) from the unsecured convertible promissory note in the principal amount of up to $1,440,000, dated April 20, 2023 and that the Company issued to Iconic Sports Management LLC (the “Sponsor”) in connection with the approval of the amendment to its amended and restated memorandum and articles of association (as amended, the “A&R Memorandum and Articles of Association”) during the extraordinary general meeting of shareholders held on April 20, 2023 (the “Second Convertible Promissory Note”). As provided for in the A&R Memorandum and Articles of Association, the Company deposited the Extension Funds into the trust account that was established by the Company in connection with its initial public offering (the “Trust Account”).

The Extension is the second of nine one-month extensions permitted under the A&R Memorandum and Articles of Association. As previously disclosed, the Second Convertible Promissory Note allows the Company to use the funds drawn under the Second Convertible Promissory Note for general corporate purposes and the funding of the deposits into the Trust Account that the Company is required to make pursuant to its A&R Memorandum and Articles of Association in connection with the optional extensions that may be requested by the Sponsor. Up to $750,000 of the amounts loaned under the Second Convertible Promissory Note are convertible at the option of the Sponsor into the Company’s private placement warrants (the “Working Capital Warrants”) at a conversion price equal to $1.00 per Working Capital Warrant. The Working Capital Warrants shall be identical to the private placement shares held by the Sponsor. Any loans under the Second Convertible Promissory Note will not bear any interest, and will be repayable by the Company to the Sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of any business combination. The maturity date of any loans under the Second Convertible Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined in the Second Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Warrants issued pursuant to the Second Convertible Promissory Note, which shall constitute “Registrable Securities” pursuant to that certain Registration and Shareholder Rights Agreement, dated October 26, 2021, by and among the Company, the Sponsor and the other parties thereto. Further, each newly issued Working Capital Warrants shall bear the same transfer restrictions that apply to the private placement shares held by the Sponsor, as contemplated by the Letter Agreement, dated October 26, 2021, by and among the Company, the Sponsor and the other parties thereto.

The foregoing description of the Second Convertible Promissory Note is qualified in its entirety by reference to the full text of the Second Convertible Promissory Note, which is incorporated herein by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note, dated April 20, 2023 and issued to Iconic Sports Management LLC (incorporated by reference to Exhibit 10.1 of the 8-K filed on April 24, 2023 by the registrant).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2023	ICONIC SPORTS ACQUISITION CORP.

	By:	/s/ Fausto Zanetton
	Name:	Fausto Zanetton
	Title:	Chief Executive Officer and Chief Financial Officer

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